UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2009

VELOCITY EXPRESS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28452	87-0355929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North Bldg. B, Suite 300 Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (203) 349-4160

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Status of Sale Process

As previously reported, on March 13, 2009, Wilmington Trust Company, as trustee for the holders (the “Noteholders”) of the Company’s Senior Secured Notes (the “Senior Notes”), consented to a Fifth Supplemental Indenture modifying the indenture governing the Senior Notes.  As a condition to the Noteholders consent to the Company's new revolving credit facility with Burdale Capital Finance, Inc. ("Burdale") in March, the Company was required to covenant (the "Sale Covenant"), that it would initiate a process to attempt to sell the Company or all or substantially all of its assets or Senior Notes (a "Transaction").  To satisfy its obligations under the Sale Covenant, the Company appointed a special board committee of independent directors (the "Committee"), consisting of Richard A. Kassar and John J. Perkins, to oversee the sale process.  The Committee engaged the firm of Scura, Rise & Partners Securities, LLC ("Scura") to act as exclusive financial advisor to the Committee to assist it in attempting to effectuate a Transaction.  The Committee also engaged independent legal counsel to assist it in its work.

The Company was required under the Sale Covenant to enter into a letter of intent for a Transaction by June 21, 2009, which letter of intent, under the terms of the Sale Covenant, could be subject to requisite approvals and consents including governmental consents and the approval of Burdale, the Noteholders, and the Company's stockholders.  On June 23, 2009 the Company announced that it had entered into such a letter of intent with a management buyout group led by Vincent A. Wasik, chief executive officer of the Company and his private equity firm, MCG Global, LLC (the "Management Buyout Group").  The transaction is subject to a number of conditions, including financing, definitive documentation, continued listing on Nasdaq, continuation of a senior credit facility and the approval of the Noteholders and the Company's preferred and common stockholders.  There is no obligation on the part of the Company to negotiate exclusively with the Management Buyout Group, but the Group will be entitled to expense reimbursement, up to a maximum of $150,000, if another transaction is accepted.  The anticipated terms of the Transaction, while not final due to the need to negotiate with the various stakeholders of the Company, will involve issuances of a substantial number of shares of common stock of the Company, which will likely substantially dilute the value of the currently outstanding shares. The letter of intent may be terminated by either party if the Management Buyout Group has not received a binding financing commitment and consent of those holding at least 67% of the Senior Notes, and executed definitive documents, by July 10, 2009.

There can be no assurances that the Management Buyout Group will be successful in securing all required financing, or in negotiating requisite concessions from the Noteholders or the preferred stockholders, nor can any assurances be given that the Company will continue to be listed on Nasdaq.  As previously reported, following an appeal from a de-listing determination, Nasdaq has given the Company until August 3, 2009 to come into compliance with its $2.5 million stockholder's equity requirement for continued listing.  There can accordingly be no assurances that any extraordinary Transaction will be completed.

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Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to its new senior financing.  Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently.  Forward-looking statements, such as the Company's ability to complete a transaction, or negotiate satisfactory arrangements with its current lenders or for new financing, represent the Company’s management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct, including whether there will be a sale of the Company or the terms of such a sale.  All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements.  The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Company’s filings with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

99.1 Press Release dated June 23, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name: Edward W. Stone
Title: Chief Financial Officer

Date: June 23, 2009